AMENDMENT NO. 1 TO THE

OFFER LETTER

Exhibit 10.19 (a)

This Amendment No. 1 to the Offer Letter (the “Offer Letter”) is entered into by and between Aldeyra Therapeutics, Inc. (the “Company”) and Stephen G. Machatha, Ph.D. effective as of January 1, 2018.

WHEREAS, you and the Company previously entered into that Offer Letter, dated October 15, 2015, which governs the terms of your employment by the Company; and

WHEREAS, you and the Company now wish to amend the Offer Letter.

NOW, THEREFORE, in consideration of the promises and conditions contained herein, the undersigned parties agree as follows:

1.
The Offer Letter is amended by inserting the following text following paragraph 5(d) thereof:

“(e) Section 409A. To the extent that any payment or benefit described in this letter constitutes “non-qualified deferred compensation” under Section 409A of the Internal Revenue Code (the “Code”), and to the extent that such payment or benefit is payable upon your termination of employment, then such payments or benefits shall be payable only upon your “separation from service.” It is intended that payments under this letter satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code (the (and any state law of similar effect) provided under Treasury Regulation Section 1.409A-1(b)(4) (as a “short-term deferral”). The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A‑1(h). The parties intend that this letter shall be administered in accordance with Section 409A of the Code. To the extent that any provision of this letter is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this letter is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A‑2(b)(2). The parties agree that this letter may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

The following terms have the meaning set forth below wherever they are used in this letter agreement:

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AMENDMENT NO. 1 TO THE

OFFER LETTER

“Cause” means (a) your unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (b) your material breach of any written agreement between you and the Company, (c) your material failure to comply with the Company’s written policies or rules, (d) your conviction of, or your plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, (e) your gross negligence or willful misconduct in performance of your duties, (f) your continuing failure to perform assigned duties after receiving written notification of the failure from the Company’s Board of Directors or (g) your failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation.

“Involuntary Termination” means your Termination Without Cause.

“Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Code.

“Termination Without Cause” means a Separation as a result of a termination of your employment by the Company without Cause.”

2. Except as otherwise set forth above, all of the terms of the Offer Letter, shall remain and continue in full force and effect.

Please indicate your agreement with the above terms by signing below.

Aldeyra Therapeutics, Inc. Employee

By: /s/ Stephen Tuliapano /s/ Stephen G. Machatha

Name: Stephen Tulipano Stephen G. Machatha, Ph.D.

Title: CFO

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